UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A.	TELEFÓNICA EMISIONES, S.A.U.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Kingdom of Spain
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

n/a	n/a
(IRS Employer Identification No.)	(IRS Employer Identification No.)

Distrito Telefónica, Ronda de la Comunicación, s/n	Distrito Telefónica, Ronda de la Comunicación, s/n
Madrid, Spain	Madrid, Spain
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

28050	28050
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),

please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),

please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-204118

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Fixed Rate Senior Notes due 2027 of Telefónica Emisiones, S.A.U.	New York Stock Exchange

Fixed Rate Senior Notes due 2047 of Telefónica Emisiones, S.A.U.	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

The securities to be registered hereby are (i) the Fixed Rate Senior Notes due 2027 (the “2027 Notes”) and (ii) the Fixed Rate Senior Notes due 2047 (the “2047 Notes”) of Telefónica Emisiones, S.A.U. (the “2047 Notes” together with the “2027 Notes,” the “Notes”) and the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” of the Registrants’ Prospectus Supplement filed on March 2, 2017 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-204118) as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.

Item 2. Exhibits

4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 22, 2012 (incorporated by reference to Exhibit 4.1 of the Registrants’ Form F-3 filed on May 13, 2015)

4.2	Fourth Supplemental Indenture for the Fixed Rate Senior Notes Due 2027 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent, dated as of March 8, 2017 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on March 8, 2017)

4.3	Fifth Supplemental Indenture for the Fixed Rate Senior Notes Due 2047 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent, dated as of March 8, 2017 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on March 8, 2017)

4.4	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2027 (included in Exhibit 4.2)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2047 (included in Exhibit 4.3)

4.6	Guarantee by Telefonica, S.A., dated as of March 8, 2017 (incorporated by reference to Exhibit 4.6 of Telefónica, S.A.’s Form 6-K filed on March 8, 2017)

99.1	Registrants’ Prospectus Supplement, dated March 1, 2017 (incorporated by reference to the Registrants’ filing under Rule 424(b) filed on March 2, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 8, 2017

Telefónica Emisiones, S.A.U. (Registrant)

By:	/s/ Eduardo José Álvarez Gómez
Name: Eduardo José Álvarez Gómez
Title: Director (Administrador Solidario)

Telefónica, S.A. (Registrant)

By:	/s/ Jesús Romero Albarracín
Name: Jesús Romero Albarracín
Title: Deputy Chief Financial Officer

Exhibit Index

4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 22, 2012 (incorporated by reference to Exhibit 4.1 of the Registrants’ Form F-3 filed on May 13, 2015)

4.2	Fourth Supplemental Indenture for the Fixed Rate Senior Notes Due 2027 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent, dated as of March 8, 2017 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on March 8, 2017)

4.3	Fifth Supplemental Indenture for the Fixed Rate Senior Notes Due 2047 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent, dated as of March 8, 2017 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on March 8, 2017)

4.4	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2027 (included in Exhibit 4.2)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2047 (included in Exhibit 4.3)

4.6	Guarantee by Telefonica, S.A., dated as of March 8, 2017 (incorporated by reference to Exhibit 4.6 of Telefónica, S.A.’s Form 6-K filed on March 8, 2017)

99.1	Registrants’ Prospectus Supplement, dated March 1, 2017 (incorporated by reference to the Registrants’ filing under Rule 424(b) filed on March 2, 2017)

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